Exhibit 99.1

Tidewater to Present at the Wells Fargo 14th Annual Energy Symposium

NEW ORLEANS, November 30, 2015 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the Wells Fargo 14th Energy Symposium in New York, New York on Wednesday, December 9, 2015, at approximately 3:15 p.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 9, 2015, at approximately 4:15 p.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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